Exhibit 99.1

Sirtris Pharmaceuticals Announces the Appointment of Jeffrey Capello, SVP and CFO of PerkinElmer, to its Board of Directors

Cambridge, MA –Jan 2, 2008 — Sirtris Pharmaceuticals, Inc. (NASDAQ: SIRT), a biopharmaceutical company focused on discovering and developing small molecule drugs to treat diseases of aging such as Type 2 Diabetes, announced today that Mr. Jeffrey Capello, Senior Vice President and Chief Financial Officer of PerkinElmer, Inc. has been appointed to its Board of Directors.

Prior to joining PerkinElmer in 2001, Mr. Capello served as a partner at PricewaterhouseCoopers initially in the United States and later in the Netherlands.  Mr. Capello, a licensed CPA, holds a Bachelor of Science degree in Business Administration from the University of Vermont and a Masters of Business Administration degree from Harvard University.

“Sirtris is very pleased to welcome Mr. Capello to our Board of Directors.  Jeff brings with him extensive experience in the finance and business development areas and will be a tremendous asset to our organization,” said Christoph Westphal, M.D., Ph.D. CEO and Vice Chair of Sirtris Pharmaceuticals, Inc.

Mr. Capello commented, “I am very pleased to be joining the Board of such a dynamic and exciting biopharmaceutical company.  Sirtris has done an impressive job advancing both the science and clinical development of sirtuin-focused drug candidates to treat diseases of aging, and I look forward to being a part of the company’s efforts moving forward.”

This appointment follows the resignations of Alan Crane and John Freund.  Christoph Westphal stated, “I would like to take this opportunity to thank Alan and John for their significant contributions to the Sirtris Board and for their support of the company over the past three years.”

About Sirtris Pharmaceuticals

Sirtris Pharmaceuticals is a biopharmaceutical company focused on discovering and developing proprietary, orally available, small molecule drugs with the potential to treat diseases associated with aging, including metabolic diseases such as Type 2 Diabetes. Our drug candidates are designed to mimic certain beneficial health effects of calorie restriction, without requiring a change in eating habits, by activation of sirtuins, a recently discovered class of enzymes that control the aging process. The company’s headquarters are in Cambridge, Massachusetts.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the potential therapeutic effects of SIRT1 activators for diseases of aging, such as Type 2 Diabetes and disorders, such as MELAS, the progress and results of pre-clinical studies of SIRT1 activators, and the potential of sirtuin modulators to receive regulatory approval. These forward-looking statements about future expectations, plans and prospects of Sirtris Pharmaceuticals involve significant risks, uncertainties and assumptions, including risks related to the lack of results that would provide a basis for predicting whether any of the Company’s product candidates will be safe or effective, or receive regulatory approval, the possibility that results of pre-clinical studies are not necessarily predictive of clinical trial results, the Company’s potential inability to initiate and complete pre-clinical studies and clinical trials for its product candidates, the fact that none of the Company’s product candidates has received regulatory approvals, the potential inability of the Company to gain market acceptance of the Company’s product candidates, and those other risks factors that can be found in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from those Sirtris Pharmaceuticals contemplated by these forward-looking statements. Sirtris Pharmaceuticals does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

Investor Contact:

Michelle Dipp, M.D., Ph.D. Sirtris Pharmaceuticals, Inc.
(617) 252-6920

Media Contact:

Sheryl Seapy, Pure Communications
(949) 608-0841